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                                                                   EXHIBIT 10.80

[US BANK LOGO]

                           CHANGE IN TERMS AGREEMENT

[TABLE ILLEGIBLE]

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

BORROWER:  CALIFORNIA BEACH RESTAURANTS, INC.   LENDER:  U.S. BANK NATIONAL
           17383 SUNSET BOULEVARD, NUMBER 140            ASSOCIATION
           PACIFIC PALISADES, CA 90272                   15810 VENTURA BOULEVARD
                                                         ENCINO, CA 91438

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PRINCIPAL AMOUNT: $500,000.00                  DATE OF AGREEMENT: MARCH 26, 2001

DESCRIPTION OF EXISTING INDEBTEDNESS. THAT CERTAIN PROMISSORY NOTE EXECUTED BY BORROWER ON JUNE 16, 2000 IN THE ORIGINAL AMOUNT OF $500,000.00, AS IT MAY HAVE BEEN AMENDED OR RENEWED FROM TIME TO TIME (THE NOTE).

DESCRIPTION OF CHANGE IN TERMS. FOR VALUABLE CONSIDERATION, THE BORROWER AND LENDER HEREBY AGREE THAT THE TERMS OF THE NOTE ARE CHANGED AS FOLLOWS:
EFFECTIVE MARCH 31, 2001, THE PRINCIPAL AMOUNT OF THE NOTE IS HEREBY INCREASED TO $700,000.00 UNTIL MAY 31, 2001, AT WHICH TIME THE PRINCIPAL AMOUNT OF THE NOTE SHALL REVERT BACK TO $500,000.00.

ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing this Agreement shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Agreement, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Agreement, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Lender and Borrower agree that in the event of an action for judicial foreclosure pursuant to California Code of Civil Procedure Section 726, or any similar provision in any other state, the commencement of such an action will not constitute a waiver of the right to arbitrate and the court shall refer to arbitration as much of such action, including counterclaims, as lawfully may be referred to arbitration, judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement if any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

LATE CHARGE. If a payment is 15 days or more past due, borrower will be charged a late charge of 5% of the delinquent payment.

PAYMENT BY AUTOMATIC DEDUCTION. Borrower hereby authorizes Lender to automatically deduct the amount of all principal and/or interest payments on this Note from Borrower's account number 164301120709 with Lender or such other account as Borrower may designate in writing. If there are insufficient funds in the account to pay the automatic deduction in full, Lender may allow the account to become overdrawn, or Lender may reverse the automatic deduction. Borrower will pay all fees on the account which result from the automatic deductions, including any overdraft/NSF charges. If for any reason Lender does not charge the account for a payment, or if an automatic payment is reversed, the payment is still due according to this Note. If the account is a Money Market Account, the number of withdrawals from that account is limited as set out in the account agreement. Lender may cancel the automatic deduction at any time in its discretion.